SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                               ___________________


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported) February 12, 1996
                                                  ------------------------------


                          HEALTHY PLANET PRODUCTS, INC.
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               (Exact Name of Registrant as specified in charter)


             Delaware                      1-13048               94-2601764
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 (State or other jurisdiction of         (Commission           (IRS Employer
 incorporation)                          File Number)        Identification No.)


1129 N. McDowell Boulevard, Petaluma, California                    94954
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (707) 778-2280
                                                   -----------------------------


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          (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

         Lease for New Executive Offices and Warehouse Facilities.

         On February 12, 1996, the Company entered into a Lease Agreement with RNM Lakeville, L.P., as landlord, for premises 1694-1736 Corporate Circle, Petaluma, California, at which the Company's executive offices and warehouse facilities will be relocated to. The premises are comprised of an entire self-contained building of tilt-up concrete construction, fully sprinklered located in an established business park consisting of approximately 52,000 square feet, of which approximately 6,700 square feet is first floor office space and approximately 45,300 square feet is warehouse space. Commencing the fourth year of the lease term, the Company will occupy an additional 22,000 square feet which will then comprise the entire building. The leased premises are being newly constructed for occupation by the Company. The lease is for a term of 10 years commencing with the date when construction of the premises has been substantially completed, which is estimated to be May 1, 1996, and may be extended pursuant to three extension options for one period of 2 years and two successive periods of 5 years each. The lease is on a "triple net basis" pursuant to which the Company is to pay a monthly rent of $26,486 per month during the first year of the lease term, $28,045 per month for the second and third years of the lease term, $31,161 per month for the portion of the fourth year of the lease term until the balance of the entire building is occupied, and $45,677 per month for the remainder of the fourth year of the lease term through the sixth year of the lease term, and $50,244 per month for the seventh through tenth years of the lease term. In addition to the monthly rent provided, the Company is to pay, as additional rent, all taxes, insurance premiums, maintenance and repair costs relating to the Company's use and occupancy of the premises.

         All costs of construction are to be borne by the landlord, including the cost of Tenant Improvements, as defined under the lease and for which the Company is to pay to the landlord the sum of $137,500. In addition to the rent and additional rent, the Company is to pay for all utilities associated with its occupancy of the premises and any cost of structural repairs which does not exceed $5,000, as well as the cost of maintenance and upkeep of the leased property.

         In connection with the lease of the premises, the Company is to be released from all obligations under the lease for its currently occupied business premises located at 1129 North McDowell Boulevard, Petaluma, California under a lease agreement with a scheduled termination date of March 31, 1999.

         The newly constructed facility, which will ultimately consist of approximately 75,000 square feet, is deemed to be adequate and sufficient for the Company's present and anticipated future needs.


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

         Adoption of 401(k) Profit Sharing Plan and Trust.

         The Company established a 401(k) Profit Sharing Plan and Trust through the adoption of the Dun & Bradstreet Pension Services, Inc. Non-Standardized 401(k) Profit Sharing Plan and Trust (the "Plan"). The Plan is effective January 1, 1996 and covers all employees of the Company. Each present employee or new hire is eligible to participate in the Plan after one year of service. Each eligible employee may elect to voluntarily contribute out of his or her compensation amount ranging from 1% to 15% of compensation. The Company, though not required, may elect to make a matching contribution equal to a discretionary percentage, to be determined by the Company, of the employees' salary contributions. Vesting of a participant's interest in the Plan is in accordance with a schedule of vesting ranging from 20% after two years of service to 100% after six years of service.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits

         Exhibit No.                        Description of Exhibit
         -----------                        ----------------------

            10.1 License Agreement dated January 12, 1996 between RNM Lakeville, L.P. and Healthy Planet Products, Inc. relating to lease of premises 1694-1736 Corporate Circle, Petaluma, California (filed separately under cover of Form SE - Form for Submission of Paper Format Exhibit by Electronic Filers)

            99.1 Form of Adoption Agreement for Healthy Planet Products, Inc. 401(k) Profit Sharing Plan and Trust (filed separately under cover of Form SE - Form for Submission of Paper Format Exhibit by Electronicn Filers)



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

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HEALTHY PLANET PRODUCTS, INC.

                                       By s/ Bruce A. Wilson
                                          ------------------------------------
                                          Bruce A. Wilson, President,
                                            Chief Executive, Chief Operating and
                                            Chief Financial Officer


Dated: February 15, 1996



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